WARRANT
                               TO PURCHASE SHARES
                                       OF
                         AMERITRANS CAPITAL CORPORATION

NEITHER THIS WARRANT NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW (THE "LAW"), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER THE LAW RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERITRANS CAPITAL CORPORATION AND ITS COUNSEL, THAT SAID REGISTRATION AND QUALIFICATIONS ARE NOT REQUIRED UNDER THE ACT AND LAW, RESPECTIVELY.

                                         Warrant to Purchase 2,500 Shares
                                         of Common Stock, $.0001 Par Value

Date: December 5, 2005

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                         AMERITRANS CAPITAL CORPORATION

                             A Delaware corporation

                            Expires: December 5, 2010

      This certifies that, for value received, Ameritrans Capital Corporation (the "Company" hereby grants SHOULDA PARTNERS, L.P. or registered assigns (the "Holder") the right and warrant (the "Warrant") to purchase all or any part of an aggregate of 2,500 shares of common stock, $.0001 par value, of the Company (the "Common Stock," or "Shares"), as of this 5th day of December, 2005 (the "Issue Date") on the terms and conditions and subject to all the limitations set forth herein and in the Company's confidential investment summary dated July 29, 2005 (the "Investment Summary"). Upon surrender of this Warrant at the principal office of the Company referred to below with the subscription form attached hereto duly executed and simultaneous payment therefor in the consideration


                                 Pages 1 of 9
specified in Section 1 hereof, the Warrant may be exercised at the price of $6.44 per Share (the "Purchase Price"). This Warrant must be exercised, if at all, on or prior to December 5, 2010. The Shares issued or issuable upon exercise of this Warrant are sometimes referred to as the "Warrant Shares." The term "Warrants" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

      1. Exercise. This Warrant may be exercised at any time or from time to time, on any business day, for all or part of the full number of Shares during the period of time called for hereby, by surrendering it at the principal office of the Company, 747 Third Avenue, 4th Floor, New York, New York 10017, with the subscription form duly executed, together with payment by check for the Warrant Shares. No other form of consideration shall be acceptable for the exercise of this Warrant without prior approval of payment form by the Company. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date. As soon as practicable on or after such date, and in any event within ten (10) days thereof, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. Upon any partial exercise, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Shares not so transferred. No fractional Shares shall be issued upon exercise of a Warrant. In lieu of any fractional share to which Holder would be entitled upon exercise, the Company shall pay cash equal to the product of such fraction multiplied by the Purchase Price.

      2. Payment of Taxes. All Shares issued upon the exercise of a Warrant shall be duly authorized, validly issued and outstanding, fully paid and non-assessable. Holder shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof and any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

      3. Transfer and Exchange. Subject to the provisions of Section 8, this Warrant and all rights hereunder are transferable, in whole but not in part, only with the prior approval of the Company, which consent shall not be unreasonably withheld. If such a proposed transfer is so approved, this Warrant is transferable on the books of the Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Notwithstanding the foregoing, the restrictions imposed upon the transferability of the Warrant do not apply to transfers made by the Holder, in whole or in part, to any subsidiary, parent, affiliate, general partner or limited partner of the Holder. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable and that when this Warrant shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.


                                  Pages 2 of 9

      4. Certain Adjustments.

      4.1 In the event the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to the Holder hereunder and the exercise price related thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Holder has the right to receive, upon the happening of any of the events described above, with respect to the shares of the Company stock which were otherwise deliverable pursuant herein. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event.

      4.2 Accountant's Certificate as to Adjustment. In each case of an adjustment in the Shares receivable on the exercise of the Warrants, the Company at its expense shall cause its chief financial officer to compute such adjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment and showing the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant at the time outstanding at the Holder's address as shown in the Company's books.

      5. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

      6. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Shares, solely for the purpose of effecting the exercise of the Warrant, such number of its Shares as shall from time to time be sufficient to effect exercise of the Warrant; and if at any time the number of authorized but unissued Shares shall not be sufficient to effect such exercise, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purpose, and may obtain agreements from a certain number of its holders of securities convertible into or exchangeable for Shares not to convert or exchange their securities until the Company has taken such corporate action.


                                  Pages 3 of 9

      7. Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

      8. Investment Representation and Restriction on Transfer; Securities Law Requirements.

      (a) By its acceptance of this Warrant, Holder hereby represents and warrants to the Company that this Warrant and the Warrant Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participations in or otherwise distributing the same. By acceptance of this Warrant, Holder further represents and warrants that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person, with respect to this Warrant or the Warrant Shares.

      (b) By its acceptance of this Warrant, Holder understands that this Warrant is not, and the Warrant Shares are not registered under the Securities Act of 1933, as amended (the "Act"), and are being offered in reliance on the exemption from registration requirements available under Regulation D of the Act. The Company anticipates, as soon as practicable after issuance of the Warrant, filing a registration statement covering the Shares issuable upon exercise of the Warrants (the "Registration Statement"). The Company will use its "best efforts" to have such Registration Statement be declared effective, but can make no assurances, however, that the Registration Statement will be declared effective by the SEC.

      (c) Prior to issuance of the Warrant Shares, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities, or "Blue Sky" laws).


                                  Pages 4 of 9

      (d) By its acceptance of this Warrant, Holder understands that the Warrant and the Warrant Shares may not be sold, transferred, or otherwise disposed of without registration under the Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant and the Warrant Shares or an available exemption from registration under the Act, the Warrant and the Warrant Shares must be held indefinitely. In particular, Holder is aware that the Warrant and the Warrant Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of Rule 144 are satisfied. Among the conditions for use of Rule 144 are the availability of current information about the Company to the public, prescribed holding periods which will commence only upon Holder's payment for the securities being sold, manner of sale restrictions, volume limitations and certain other restrictions. By its acceptance of this Warrant, Holder represents and warrants that, in the absence of an effective registration statement covering the Warrant or the Warrant Shares, it will sell, transfer or otherwise dispose of the Warrant and the Warrant Shares only in a manner consistent with its representations and warranties set forth herein and then only in accordance with the provisions of
Section 8(e).

      (e) By its acceptance of this Warrant, Holder agrees that in no event will it transfer or dispose of any of the Warrants or the Warrant Shares other than pursuant to an effective registration statement under the Act, unless and until
(i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if reasonably requested by the Company, at the expense of the Holder or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that (A) such transfer may be made without registration under the Act and (B) such transfer or disposition will not cause the termination or the non-applicability of any exemption to the registration and prospectus delivery requirements of the Act or to the qualification or registration requirements of the securities laws of any other jurisdiction on which the Company relied in issuing the Warrant or the Warrant Shares; provided, however, that such opinion need not be furnished for the transfer of the Warrant or Warrant Shares, in whole or in part, to any subsidiary, parent, affiliate, general partner or limited partner of the Holder.

      (f) The Company shall make, or cause its transfer agent to make, a notation regarding the transfer restrictions of the Warrant and the Warrant Shares in its stock books, and the Warrant and the Warrant Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Act covering the same or pursuant to and in compliance with the provisions of Section 8(e).

      9. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address shown in the Company's books.

      10. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      11. Terms. Unless otherwise defined herein, any terms used herein have the same meanings as in the Investment Summary.

      12. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.


                                  Pages 5 of 9

      13. Governing Law. This Warrant shall be construed and enforced in accordance with the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any and all litigation arising out of this Warrant shall be conducted only in courts located in the State of New York, New York County.

      14. Benefit of the Warrant. This Warrant shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

                                         AMERITRANS CAPITAL CORPORATION


                                         By:
                                             -----------------------------------
                                             Gary Granoff, President


                                  Pages 6 of 9

                         AMERITRANS CAPITAL CORPORATION

                                 EXERCISE NOTICE

Ameritrans Capital Corporation
747 Third Avenue, 4th Floor
New York, New York 10017

      1. EXERCISE OF WARRANT. Effective as of today, _____________, 20___, the undersigned ("Purchaser") hereby elects to purchase ___________ shares (the "Shares") of the common stock, $.0001 par value, of Ameritrans Capital Corporation (the "Company") under and pursuant to the Warrant Agreement dated ___________ (the "Warrant Agreement"). The purchase price for the Shares shall be as set forth in the Warrant Agreement, as adjusted.

      2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares by check or by another form of payment previously approved by the Company.

      3. REPRESENTATION OF PURCHASER. Purchaser acknowledges that Purchaser has received, read, and understood the Warrant Agreement and agrees to abide by and be bound by its terms and conditions.

      4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Warrant. A share certificate for the number of Shares so acquired shall be issued to the Warrantee as soon as practicable after exercise of the Warrant.

      5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

      6. ENTIRE AGREEMENT. The Stock Warrant Agreement is incorporated herein by reference. This Exercise Notice and Warrant Agreement, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof.

Agreed to and Submitted by:                 Accepted by:

PURCHASER:
________________________________            By: ________________________________

Address:

________________________________            Its: _______________________________

________________________________


                                  Pages 7 of 9

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED the undersigned, registered owner of this Warrant, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of common stock, $.0001 par value, of Ameritrans Capital Corporation ("Ameritrans") set forth below:

Name of Assignee:       Address:                         No. of Shares:

______________________  ______________________________   ____________

                        ______________________________

                        ______________________________

and does hereby irrevocably constitute and appoint Continental Stock Transfer & Trust Company, 17 Battery Place South, 8th Floor, New York, NY 10004 to make such transfer on the books of Ameritrans maintained for the purpose, with full power of substitution in the premises.


                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Date

                                            ------------------------------------
                                            Witness


                                  Pages 8 of 9

                   DESIGNATION IN THE EVENT OF HOLDER'S DEATH

      Holder hereby designates the following as the person(s) to exercise the rights of Holder under this Agreement in the event of Holder's death:

      Primary Designee(s):             Name: ___________________________________

                                    Address: ___________________________________

                                             ___________________________________

                                             ___________________________________

                           Telephone Number: ___________________________________

      Or, in the event of the death or incapacity of my Primary Designee(s):

      Secondary Designee(s):           Name: ___________________________________

                                    Address: ___________________________________

                                             ___________________________________

                                             ___________________________________

                           Telephone Number: ___________________________________

      If no one is designated above, or, in the event of death or incapacity of the Primary and Secondary Designee(s), then Holder designates the duly court-appointed or legally authorized Executor or Administrator of Holder's estate (including Preliminary or Temporary Executor or Administrator).


                                  Pages 9 of 9